EXHIBIT 99.1

News

For North America Release: March 2010
Release Number: EEPR0210

Caterpillar Inc. Announces Generator Set Technology Portfolio to Meet  Tier 4 Interim Emissions Standards
Peoria, Ill. — Caterpillar Inc. announced today its portfolio of technologies to meet Tier 4 Interim emissions regulations for mobile and stationary generator sets. “Building on a legacy of diesel engine expertise, we are ready to meet the next phase of emissions compliancy,” said William J. Rohner, vice president of Caterpillar Electric Power Division.

Diesel Engine Regulations
Beginning January 1, 2011, the U.S. Environmental Protection Agency (EPA) will introduce the next phase of its Tier 4 emissions control regulations, which significantly limit emissions of oxides of nitrogen (NOx), particulate matter (PM), hydrocarbons (HC) and carbon monoxide (CO). These regulations affect the majority of non-road mobile equipment powered by diesel engines greater than 130 bkW, including mobile generator sets. Stationary diesel engines, such as those used in standby and prime power generator sets, are regulated separately, but to similar standards as non-road mobile equipment. However, the challenges facing the electric power industry are unique in a number of areas, particularly above 900 bkW, where the regulations focus on reducing NOx emissions from generator sets by 90 percent, compared to a 45 percent  reduction for other equipment types.

Caterpillar Emissions Reduction
“The technology used to meet EPA Tier 4 Interim regulations is not new to Caterpillar,” explained Robert Koval, global product director of Caterpillar Electric Power Division. “It is an evolution of existing technologies used by our organization and our dealer partners for decades.” Millions of dollars have been invested in the research and development of cleaner engines and integrated emissions reduction techniques. Engineering teams across all of the Cat® product lines have leveraged their expertise to enhance customer value while meeting and exceeding both federal and local regulations. “Cat Tier 4 Interim generator sets will be built on the same principles of performance, reliability and durability as preceding Tier 2 and Tier 3 models,” concluded Koval.

Technology Portfolio
To provide Electric Power customers with the most economical and efficient emissions solutions, Caterpillar has developed three different engine-integrated technology packages which can be used, in combination, to address the various emission reduction levels required by the EPA regulations.  The technologies have been developed, in conjunction with the wide range of Cat engines, to provide optimal performance while minimizing impact on generator set space requirements and maintenance hours.  Customers can expect a 25 – 50 percent price increase on Tier 4 Interim generator set packages.

▪      130 - 560 bkW

Engine Technology: An electronically controlled air management system lowers the combustion temperature by combining a small amount of non-combustible gas with the combustion air, resulting in decreased NOx output.

Aftertreatment: A diesel oxidation catalyst and particulate filter with an automated regeneration system are incorporated into the package design to reduce PM to less than the regulatory requirement.

▪      560 - 900 bkW

Engine Technology: An electronically controlled air management system lowers the combustion temperature by combining a small amount of non-combustible gas with the combustion air, resulting in decreased NOx output. As the regulated PM limit is higher in this power range, the emissions control on the engine alone can meet the requirement without the need for aftertreatment.

▪      900 bkW and above

Engine Technology: Low soot combustion techniques, incorporating detail changes to piston bowl design, injector configuration and turbocharger matching.

Aftertreatment: A diesel oxidation catalyst, combined with a selective catalytic reduction (SCR) module, with an air-assisted urea injection system, form the clean air system for larger diesel generator sets. In addition to the Caterpillar-designed aftertreatment system, a dosing control module, diesel emissions fluid (DEF) tank and air source are integrated into the generator package design.

Integrated Systems and Dealer Support
Cat Tier 4 generator sets are capable of integrating into larger power systems that could include UPS, Switchgear and ATS products.  To support this new line of generator sets, Cat dealers and technicians will be factory trained in emissions technology installation and service.

For more than 80 years, Caterpillar Inc. has been making progress possible and driving positive and sustainable change on every continent. With 2009 sales and revenues of $32.396 billion, Caterpillar is the world's leading manufacturer of construction and mining equipment, diesel and natural gas engines and industrial gas turbines.

For more information on Cat generator sets and continuous power systems, or to find the Cat dealer nearest you, please visit us on the web at www.cat-electricpower.com.  For technical information or to have a dealer contact you, visit www.catelectricpowerinfo.com/pr.
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Forward-Looking Statements
Certain statements in this release relate to future events and expectations and, as such, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are subject to known and unknown factors that may cause actual results of Caterpillar Inc. to be different from those expressed or implied in the forward-looking statements. Words such as “believe,” “estimate,” “will be,” “will,” “would,” “expect,” “anticipate,” “plan,” “project,” “intend,” “could,” “should” or other similar words or expressions often identify forward-looking statements.  All statements other than statements of historical fact are forward-looking statements, including, without limitation, statements regarding our outlook, projections, forecasts or trend descriptions. These statements do not guarantee future performance, and Caterpillar does not undertake to update its forward-looking statements.

It is important to note that actual results of the company may differ materially from those described or implied in such forward-looking statements based on a number of factors, including, but not limited to: (i) economic volatility in the global economy generally and in capital and credit markets; (ii) Caterpillar’s ability to generate cash from operations, secure external funding for operations and manage liquidity needs; (iii) adverse changes in the economic conditions of the industries or markets Caterpillar serves; (iv) government regulations or policies, including those affecting interest rates, liquidity, access to capital and government spending on infrastructure development; (v) commodity price increases and/or limited availability of raw materials and component products, including steel; (vi) compliance costs associated with environmental laws and regulations; (vii) Caterpillar’s and Cat Financial’s ability to maintain their respective credit ratings, material increases in either company’s cost of borrowing or an inability of either company to access capital markets; (viii) financial condition and credit worthiness of Cat Financial’s customers; (ix) material adverse changes in our customers’ access to liquidity and capital; (x) market acceptance of Caterpillar’s products and services; (xi) effects of changes in the competitive environment, which may include decreased market share, lack of acceptance of price increases, and/or negative changes to our geographic and product mix of sales; (xii) Caterpillar’s ability to successfully implement Caterpillar Production System or other productivity initiatives; (xiii) international trade and investment policies, such as import quotas, capital controls or tariffs; (xiv) failure of Caterpillar or Cat Financial to comply with financial covenants in their respective credit facilities; (xv) adverse changes in sourcing practices for our dealers or original equipment manufacturers; (xvi) additional tax expense or exposure; (xvii) political and economic risks associated with our global operations, including changes in laws, regulations or government policies, currency restrictions, restrictions on repatriation of earnings, burdensome tariffs or quotas, national and international conflict, including terrorist acts and political and economic instability or civil unrest in the countries in which Caterpillar operates; (xviii) currency fluctuations, particularly increases and decreases in the U.S. dollar against other currencies; (xix) increased payment obligations under our pension plans; (xx) inability to successfully integrate and realize expected benefits from acquisitions; (xxi) significant legal proceedings, claims, lawsuits or investigations; (xxii) potential imposition of significant costs due to the enactment of healthcare reform legislation; (xxiii) changes in accounting standards or adoption of new accounting standards;  (xxiv) adverse effects of natural disasters; and (xxv) other factors described in more detail in “Item 1A – Risk Factors” in Part I of our Form 10-K filed with the SEC on February 19, 2010 for the year ended December 31, 2009.  This filing is available on our website at www.cat.com/sec_filings.